Exhibit 10.1 Severance Plan for William Davies COLUMBIA THRE/\DNEEDLE INVESTMENTS Severance Package 1. In this schedule "Pro-Rated Notional Total Incentive Award" shall mean a payment intended to compensate you for the Total Incentive Award you would have earned had your employment not been terminated by the Company in the circumstances outlined in clause 2 below. The formula for calculating the Pro-Rated Notional Incentive Award is (the mean average annual Total Incentive Award calculated by reference to your previous two years' Total Incentive Award) X (the number of completed months' service in the performance year (including for the avoidance of doubt any period of notice whether you work that notice or you are paid in lieu of that notice)) divided by 12 2. If the Company terminates your employment other than in circumstances that in the Company's reasonable opinion justify summary dismissal, in addition to any other payments to which you may be entitled under this Agreement, the Company will pay you a Severance Package calculated according to one or other of the following two formulae, whichever is the higher at the effective date of termination: Formula A The total of a. 5% of your Salary; and b. a Pro-Rated Notional Total Incentive Award payment. Formulae The total of a. one month's Salary for each completed year of service; minus b. three months' Salary. 3. If your employment is terminated by reason of redundancy, you will be entitled to the Severance Package in additional to any statutory redundancy payment to which you may be entitled and/or any discretionary redundancy payment for which you may be eligible to be considered. 4. Any payments made to you under this Severance Package will be paid less deductions for tax and national insurance, except to the extent that HRMC exemptions apply. 5. Any sums owed by you to the Company will be deducted from the Severance Package. Threadneedle Management Services Limited. Registered in England and Wales No 3830442 Registered Office:Cannon Place. 78 Cannon Street, London EC4N 6AG.